Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Reports Fourth Quarter and Fiscal Year 2007 Financial Results

2007 profitability improves by more than $11 million over prior year

Beaverton, Ore. — Feb. 29, 2008 — Digimarc Corporation (NASDAQ: DMRC) today announced financial results for the fourth quarter and year ended December 31, 2007, reporting its second consecutive profitable quarter and significant gains in profitability and cash flow for the year.

Fourth quarter revenues totaled $28.4 million, 12% higher than revenues of $25.4 million in the comparable period of 2006. Fourth quarter net income of $0.3 million, or $0.01 per fully diluted share, improved more than $1.2 million from the net loss of $(0.9) million, or $(0.04) per fully diluted share, for the same period a year earlier.

Digimarc’s total revenue for the fiscal year ended December 31, 2007 was $109.8 million, 5% higher than the $104.2 million reported for the prior year. The Company substantially reduced its net loss for the year to $(0.4) million, or fully diluted net loss per share of $(0.02), an improvement of more than $11 million, or $0.55 per fully diluted share, as compared to $(0.57) fully diluted net loss per share in 2006.

Operating expenses for 2007 were $43.4 million, 11% lower than in the prior year. Fourth quarter operating expenses totaled $10.5 million, 4% lower than incurred in the same period a year earlier.

Cash flow from operations for 2007 was $16.3 million, a $7 million improvement from 2006. The improvement in cash flow from operations was primarily due to improved productivity and efficiency.

Adjusted EBITDA for the fourth quarter improved by more than $2.3 million, to $5.7 million from $3.4 million in the corresponding quarter of 2006.  For the year, Adjusted EBITDA improved by more than $13.2 million, to $18.9 million from $5.7 million in 2006.  Digimarc calculates Adjusted EBITDA by adjusting net income (loss) for the effects of interest, taxes, depreciation, amortization and non-cash expenditures for stock compensation. The reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is included at the end of this release.

Recent business highlights

•                  Digimarc System Enables State of Washington to Issue the First Enhanced Driver Licenses in North America

•                  Nevada Approves $29 Million Contract Extension with Digimarc for Highly Secure Driver License System

•                  Nielsen and Digimarc Launch Service to Identify and Manage Internet Distribution of Media Content

•                  Digimarc Teams with BD-BrandProtect for Enhanced Image Search and Digital Watermarking Capabilities

•                  IEEE Spectrum Survey Ranks Digimarc High on List of World’s Most Influential Patents for Second Year in a Row

•                  Digimarc Expands Territory for Mobile Print-to-Web Solutions with License to AquaMobile

See Digimarc’s website at www.digimarc.com for further details.

Conference Call

Digimarc will hold its fourth quarter and fiscal year 2007 earnings conference call on Friday, Feb. 29, at 7:30 a.m. PT / 10:30 a.m. ET. The call will be open to the general public and the media, and will be broadcast live by webcast at www.digimarc.com and www.earnings.com. At Digimarc’s web address, the call will be available by clicking the “Q4-FY 2007 Earnings Release Conference Call” webcast link on the “Investor Events” page within the “Investors” section. This webcast will also be available for later listening at both sites for two weeks following the live call.  Thereafter, the webcast will be archived and available at http://www.digimarc.com/investors/call_archive.asp.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 25 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 360 issued U.S. patents with more than 7,500 claims, and more than 500 pending U.S. and foreign patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the approximate amounts of awarded contracts and statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2006, in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Revenue:
Service	$22,161	$20,458	$89,623	$85,681
Product and subscription	6,261	4,956	20,141	18,566
Total revenue	28,422	25,414	109,764	104,247

Cost of Revenue:
Service	14,977	13,578	59,941	60,817
Product and subscription	2,792	2,147	8,087	7,952
Total cost of revenue	17,769	15,725	68,028	68,769

Gross Profit:
Service	7,184	6,880	29,682	24,864
Product and subscription	3,469	2,809	12,054	10,614
Total gross profit	10,653	9,689	41,736	35,478

Percentage of gross profit to revenues:
Service	32%	34%	33%	29%
Product and subscription	55%	57%	60%	57%
Percentage of total gross profit to total revenues	37%	38%	38%	34%

Operating expenses:
Sales and marketing	3,870	3,691	16,615	16,355
Research, development and engineering	1,707	1,881	7,323	10,269
General and administrative	3,978	4,418	15,609	17,484
Amortization of intangibles	532	511	1,992	2,171
Intellectual property	432	402	1,836	1,774
Restructuring charges, net	—	—	—	547
Total operating expenses	10,519	10,903	43,375	48,600

Operating income (loss)	134	(1,214)	(1,639)	(13,122)

Other income (expense), net	455	386	1,705	1,587
Income (loss) before provision for income taxes	589	(828)	66	(11,535)
(Provision) benefit for income taxes	(289)	(84)	(511)	(205)
Net income (loss)	$300	$(912)	$(445)	$(11,740)

Net income (loss) per share - basic	$0.01	$(0.04)	$(0.02)	$(0.57)
Net income (loss) per share - diluted	$0.01	$(0.04)	$(0.02)	$(0.57)

Weighted average shares - basic	21,036	20,692	20,982	20,649
Weighted average shares - diluted	21,156	20,692	20,982	20,649

Digimarc Corporation

Cost of Revenue

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Cost of Revenue:
Variable	$8,624	$7,079	$31,281	$29,145
Fixed field support and manufacturing	5,917	5,880	25,044	28,972
Program depreciation	3,228	2,766	11,703	10,652
Total cost of revenue	$17,769	$15,725	$68,028	$68,769

Cost of Revenue (as a % of total revenue):
Variable	30%	28%	28%	28%
Fixed field support and manufacturing	21%	23%	23%	28%
Program depreciation	11%	11%	11%	10%
Total cost of revenue	62%	62%	62%	66%

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	December 31, 2007	December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$19,582	$23,135
Restricted cash	205	378
Short-term investments	3,568	—
Total cash, cash equivalents and investments	23,355	23,513
Trade accounts receivable, net	18,498	14,403
Inventory, net	7,316	6,600
Other current assets	2,628	2,273
Total current assets	51,797	46,789

Restricted cash	9,358	9,560
Property and equipment, net	66,277	61,898
Intangibles, net	13,462	15,374
Other assets, net	1,129	1,010
Total assets	$142,023	$134,631

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,092	$5,708
Accrued payroll and related costs	1,952	3,894
Deferred revenue	6,239	5,050
Other current liabilities	1,955	2,258
Total current liabilities	16,238	16,910

Long-term deferred revenue, net of current	7,007	5,345
Other long-term liabilities	1,455	885
Total liabilities	24,700	23,140

Stockholders’ equity	117,323	111,491
Total liabilities and stockholders’ equity	$142,023	$134,631

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Cash flows from operating activities:
Net income (loss)	$300	$(912)	$(445)	$(11,740)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,845	3,385	14,327	13,320
Amortization of intangibles	532	511	1,992	2,171
Stock-based compensation expense	1,038	730	3,945	3,013
Change in allowance for doubtful accounts	—	18	1	(155)
Other non-cash charges	245	(117)	221	(403)
Changes in operating assets and liabilities:
Restricted cash	—	—	375	(2,659)
Trade accounts receivable, net	(4,131)	551	(4,136)	1,449
Inventory, net	(1,324)	(584)	(716)	851
Other current assets	75	(210)	(355)	555
Other assets, net	130	(102)	(119)	(1)
Accounts payable	2,001	913	384	(1,014)
Accrued payroll and related costs	(73)	(201)	(1,942)	163
Deferred revenue	644	1,240	2,851	3,586
Other liabilities	(317)	418	(50)	182
Net cash provided by (used in) operating activities	2,965	5,640	16,333	9,318

Cash flows from investing activities:
Purchase of property and equipment, including capitalized labor costs, and intangibles	(2,807)	(3,536)	(17,749)	(10,506)
Sale or maturity of short-term investments	45,491	44,596	150,775	136,946
Purchase of short-term investments	(45,301)	(43,595)	(154,343)	(136,207)
Net cash provided by (used in) investing activities	(2,617)	(2,535)	(21,317)	(9,767)

Cash flows from financing activities:
Issuance of common stock	481	129	2,544	450
Purchase of common stock	(216)	(208)	(357)	(208)
Principal payments under capital lease obligations	(264)	(142)	(756)	(622)
Net cash provided by (used in) financing activities	1	(221)	1,431	(380)

Net increase (decrease) in cash and cash equivalents	$349	$2,884	$(3,553)	$(829)

Supplemental disclosure of cash flow information:
Cash paid for interest	$79	$20	$135	$93
Cash paid for income taxes	$51	$45	$514	$179
Supplemental disclosure of cash flow information:
Equipment acquired or exchanged under capital lease obligations	$102	$—	$1,276	$582

Digimarc Corporation

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Net income (loss)	$300	$(912)	$(445)	$(11,740)
Adjustments:
Provision for taxes	289	84	511	205
Interest income, net	(313)	(363)	(1,409)	(1,298)
Depreciation	3,845	3,385	14,327	13,320
Amortization of intangibles	532	511	1,992	2,171
Stock compensation	1,038	730	3,945	3,013
Adjusted EBITDA	$5,691	$3,435	$18,921	$5,671

About Adjusted EBITDA

From time to time, we may refer to Adjusted EBITDA in our conference calls and discussions with analysts in connection with our historical financial results and our guidance for future periods.  Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA).  The reconciliation of GAAP and Non-GAAP Financial Measures for the three- and twelve-months ended December 31, 2007 and 2006 is included in the above table.  Management of the Company believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements.  Due to the nature of the Company’s government programs business and revenue recognition policies and the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock compensation expense that may not be indicative of our operating performance from a cash perspective.  Therefore, the Company believes that providing the measure of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.